Exhibit 99.1

TopBuild to Acquire Distribution International In All-Cash Transaction Valued at $1.0 Billion

Distribution International is the leading North American specialty distributor and custom fabricator of mechanical insulation and related accessories to the industrial and commercial end-markets

✓	Provides significant entry into ~$5 billion mechanical insulation market
✓	Expands footprint and increases penetration within key markets, including recurring MRO business
✓	Adds industry leading fabrication capabilities
✓	Strategically positions TopBuild as the leading supplier of energy saving insulation products in three critical and growing end-markets
✓	Enhances robust M&A pipeline with new roll-up opportunities in fragmented industrial and commercial end-markets
✓	Expected to be accretive to GAAP EPS in the first full year after close
✓	Anticipate $35M to $40M of run-rate cost synergies

Conference Call Scheduled for 8:30 a.m. ET Today

DAYTONA BEACH, FL – September 8, 2021 — TopBuild Corp. (NYSE:BLD) has entered into an agreement to acquire Distribution International (“DI”) from global private equity firm Advent International in an all-cash transaction valued at $1.0 billion. TopBuild expects to finance the acquisition using a combination of debt financing and cash on hand and to close the transaction in the fourth quarter of 2021.

Robert Buck, President and Chief Executive Officer of TopBuild, stated, “The acquisition of Distribution International is highly strategic for TopBuild. It aligns with our strategy of seeking well managed companies with experienced, talented teams with expertise in our core business of insulation and adjacent products. DI provides us with a direct entry and immediate leadership position in the $5 billion mechanical insulation market which is a highly attractive and complementary new growth platform for TopBuild. In addition, DI’s Maintenance, Repair and Operations (“MRO”) business provides a strong recurring revenue stream, and its fabrication capabilities offer additional value-add services for customers. From a talent perspective, Steve Margolius and the DI leadership team have a rich blend of industry experience and large-scale specialty distribution expertise, and we are excited they will be joining the TopBuild team.

“Following the closing of this transaction, TopBuild will be the leader of energy saving insulation solutions in all three major end-markets: residential, commercial, and industrial. Increasingly stricter energy codes, and the desire for energy efficient solutions and reductions in carbon footprint are driving demand, and we expect they will continue to be important growth drivers for our Company.”

DISTRIBUTION INTERNATIONAL BUSINESS OVERVIEW

Business Description

- Leading North American specialty distributor and custom fabricator of mechanical insulation and related accessories to the industrial and commercial end-markets
- Founded in 1986 and headquartered in Houston, TX
- 101 locations; 84 in the United States and 17 in Canada
- Longstanding relationships with major insulation manufacturers
- Strong recovery from COVID-19 impact
- Completed 11 acquisitions over the past 6 years

Pro Forma Financials*

	2019	2020	LTM 06/30/21
Revenue ($M)	$805	$711	$747
Adj EBITDA ($M)	$78	$58	$75
Adj EBITDA Margin	9.7%	8.2%	10.0%

* All financials adjusted to show full-year impact of acquisitions

Revenue Mix (2020)

DEMAND DRIVER

New Build
50%
MRO
50%

PRODUCT TYPE

Custom Insulation
15%
Insulation Accessories
20%
MBI
20%
Core Insulation
45%

END-MARKET

MBI
20%
Industrial
45%
Commercial
35%

Founded in 1986, DI is the leading specialty distributor of mechanical insulation solutions for the industrial and commercial end-markets. DI has grown significantly through both market share gains and acquisitions, having completed 11 transactions over the past six years. DI has 84 branches across the United States and 17 branches in Canada.

For the trailing 12 months ended June 30, 2021, DI generated pro-forma revenue of approximately $747 million, approximately half of which was tied to its MRO business and the other half related to new construction activity.

TopBuild expects to achieve run rate synergies between $35 million and $40 million over the 24 months following the close of this transaction. This acquisition will position TopBuild as the largest player in the $5 billion market for technical insulation solutions.

“Our robust M&A pipeline will be further enhanced within the sizable and highly fragmented industrial and commercial markets,” Buck noted. “It also cements our position as the leading specialty distributor of all types of insulation and further strengthens our relationships with the major insulation manufacturers.”

Steve Margolius, President and Chief Executive Officer of DI added, “We are very pleased to announce this transaction and look forward to joining the TopBuild team. This will be a tremendous outcome for our customers and associates as the combined organization will now have exposure to all end-market insulation segments. Both companies have similar corporate cultures and shared values and are guided by a commitment to people, safety, integrity, and operational excellence.”

On a June 30, 2021 pro forma basis, the combined company had trailing twelve-month revenue of $3.93 billion and adjusted EBITDA of $647 million, inclusive of expected run rate synergies of $35 million to $40 million.

TopBuild plans to fund this transaction using cash on hand and long-term debt. At the close of the transaction, the Company’s net debt to pro forma adjusted EBITDA, is expected to be approximately 2.5 times pre-synergies.

In conclusion Buck added, “The identification and integration of acquisitions is a TopBuild core competency as evidenced by our successful M&A track record over the past six years. During this period, we have acquired 26 companies that are contributing over $820 million of annual revenue and creating tremendous value for our stakeholders. We are confident DI will be another outstanding addition to our Company and we welcome Steve and the DI team to TopBuild.”

The transaction, which has been approved by TopBuild’s Board of Directors, is subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company expects the transaction to close in the fourth quarter of 2021.

Supplemental information on TopBuild’s binding agreement to acquire DI will be available online at www.topbuild.com.

J.P. Morgan Securities LLC is serving as financial advisor to TopBuild and Jones Day is acting as legal counsel. RBC Capital Markets, LLC is serving as financial advisor, and Weil, Gotshal & Manges LLP is acting as legal counsel to Advent and DI.

Conference Call

A conference call to discuss the DI transaction is scheduled for today, September 8, at 8:30 a.m. Eastern Time. The call may be accessed by dialing (877) 407-9037. The conference call will be webcast simultaneously on the Company’s website at www.topbuild.com and an investor presentation will be available on the Company’s website when the call commences.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has approximately 235 branches, and through Service Partners® which distributes insulation and building material products from approximately 75 branches. We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers. To learn more about TopBuild please visit our website at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include, without limitation, our ability to successfully complete the proposed acquisition of DI, including satisfying closing conditions; any delay in closing the proposed acquisition of DI; the occurrence of any event that could give rise to termination of the purchase agreement governing the acquisition of DI; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption to us and DI and their respective management as a result of the proposed acquisition; the effect of the announcement of the proposed acquisition on DI’s ability to retain and hire key personnel and maintain relationships with clients, suppliers and other third parties; our ability to successfully integrate DI if the proposed acquisition is completed, including whether and to what extent the proposed acquisition will be accretive within the expected timeframe; and those described in the risk factors contained in our filings with the Securities and Exchange Commission.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801